Exhibit 99.1

Cross Country Healthcare Schedules First Quarter 2014 Earnings Release and Conference Call

BOCA RATON, Fla.--(BUSINESS WIRE)--April 7, 2014--Cross Country Healthcare, Inc. (NASDAQ: CCRN) will hold its quarterly conference call to discuss its first quarter 2014 financial results on Thursday, May 8, 2014, at 9:00 a.m. Eastern Time. The Company intends to distribute its earnings press release after the close of business on Wednesday, May 7, 2014.

This call will be webcast live and can be accessed at the Company’s website at www.crosscountryhealthcare.com or by dialing 800-857-6331 in the U.S. or 517-623-4781 internationally, passcode Cross Country. At the conclusion of the call, a replay of the webcast will be available at the Company's website. A telephonic replay of the conference call will be available from 12:00 p.m. Eastern Time on May 8, 2014 until 3:00 p.m. Eastern Time on May 22, 2014 by calling 866-429-9464 in the U.S. or 203-369-0918 internationally, with passcode 2014.

About Cross Country Healthcare

Cross Country Healthcare, Inc. is a leader in healthcare staffing with a primary focus on providing nurse, allied and physician (locum tenens) staffing services and workforce solutions to the healthcare market. The Company believes it is one of the top two providers of nurse and allied staffing services, one of the top four providers of temporary physician staffing services, and one of the top four providers of retained physician and healthcare executive search services. The Company also is a leading provider of education and training programs specifically for the healthcare marketplace. On a company-wide basis, Cross Country Healthcare has approximately 3,000 active contracts with hospitals and healthcare facilities, and other healthcare organizations to provide our staffing services and workforce solutions. Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com. Shareholders and prospective investors can also register to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

CONTACT:
Cross Country Healthcare, Inc.
William J. Grubbs, 561-237-6202
President and Chief Executive Officer
wgrubbs@crosscountry.com